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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[X]   Soliciting Material Under Section 240.14a-12

                                  VidaMed, Inc.
                (Name of Registrant as Specified in Its Charter)

             _______________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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[LOGO] VIDAMED

                            [LETTER HEAD OF VIDAMED]


                   VIDAMED RESPONDS TO SHAREHOLDER COMPLAINTS

FREMONT, Calif. (December 7, 2001) - VidaMed, Inc. (NASDAQ: VIDA) announced today that three complaints were filed yesterday in the Court of Chancery for the State of Delaware against it, its directors and Medtronic, Inc. alleging, among other things, breach of fiduciary duty by VidaMed's directors in connection with VidaMed's recently announced merger with a subsidiary of Medtronic, Inc. The complaints, which purport to be filed by stockholders of VidaMed and include requests for declarations that the actions be maintained as class actions, seek, among other things, injunctive relief and unspecified damages and fees of attorneys and experts.

As previously announced, under the terms of the merger agreement with Medtronic and Medtronic's merger subsidiary, VidaMed's stockholders will receive $7.91 per share in cash, which represents a 40% premium to the closing sale price of VidaMed's stock on the day prior to the public announcement of the transaction. VidaMed believes the terms of the proposed merger are fair, from a financial point of view, to VidaMed and its stockholders and believes that the complaints are without merit. VidaMed plans to vigorously defend its position.

About VidaMed

VidaMed's TUNA system offers safe and durable non-surgical treatment for the symptoms associated with benign prostatic hyperplasia, or BPH. These important quality-of-life symptoms include frequent and urgent urination, interruption of stream and nocturia (excessive urination at night), which may lead to sleep deprivation and related problems, such as loss of libido and impairment of sexual function. The TUNA procedure is an ideal alternative to drug therapy or invasive surgery.

VidaMed designs, develops and markets technologically and clinically advanced cost-effective systems for the treatment of urological conditions. For investor information, please call (800) 363-2994 or visit the Company's Web site at www.vidamed.com.
---------------

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties including risks relating to VidaMed's business, the risk that the acquisition will not be consummated and the risk that the stockholder litigation could result in delay or increased expense associated with the transaction. When used in this release and documents referenced, the words "anticipate," "believe," "estimate," and "expect" and similar expressions, as they relate to

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VidaMed or its management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect VidaMed's future operations and results can be found in VidaMed's prior filings with the Securities and Exchange Commission. In particular, readers are referred to VidaMed's Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended September 30, 2001.

This press release does not constitute a solicitation by VidaMed or its board of directors or executive officers or any approval or action of its stockholders. VidaMed will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission, or SEC. Stockholders are urged to read the proxy statement, and any other relevant documents filed with the SEC, carefully when they become available because they will contain important information about VidaMed and the proposed transaction. VidaMed's officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of VidaMed with respect to the transactions contemplated by the merger agreement. Information regarding VidaMed's officers and directors is included in its definitive proxy statement prepared in connection with VidaMed's 2001 annual meeting of stockholders filed with the SEC on April 16, 2001. You will be able to obtain free copies of these documents at the website maintained by the SEC at http://www.sec.gov. In addition, stockholders may obtain free copies of documents filed with the SEC by contacting VidaMed's investor relations department, 46107 Landing Parkway, Fremont, California 94538, (800) 363-2994.

The following individuals, each of whom is a director or an executive officer of VidaMed, may be deemed to be participants in the solicitation of proxies from the stockholders of VidaMed with respect to the transactions contemplated by the merger agreement. As of December 5, 2001, each such person beneficially owned the number of outstanding shares of VidaMed common stock indicated: Randy D. Lindholm, 28,827 shares; John F. Howe, 21,000 shares; Stephen J. Williams, 4,243 shares; Lewis P. Chapman, no shares; Elizabeth H. Davila, 10,000 shares; Michael
D. Ellwein, 6,100,000 shares (which number includes 6,100,000 shares beneficially owned by affiliated entities of Medtronic); Robert J. Erra, 2,766 shares; Paulita M. LaPlante, no shares; and Kurt C. Wheeler, no shares.

The directors and executive officers of VidaMed have interests in the merger, some of which may differ from, or may be in addition to, those of the stockholders of VidaMed generally. Those interests include:

     . Medtronic has agreed to provide indemnification and director and officer liability insurance coverage to the directors and executive officers of VidaMed following the merger;

     . certain officers and directors hold options to purchase shares of VidaMed common stock which will be cancelled in exchange for cash payments by VidaMed (along with all other outstanding options) in anticipation of the merger. The number of options eligible for cashout which are held by each officer and director, and the total amount of each individual's potential cashout payment, is as follows: Randy D. Lindholm, 2,147,554 options for a potential payment of $11,895,800; John F. Howe, 471,496 options for a potential payment of $2,639,056; Stephen J. Williams, 451,250 options for a potential payment of $2,099,145; Lewis P. Chapman, 300,000 options for a potential payment of $1,229,100; Elizabeth H. Davila, 30,000 options for a potential payment of $167,925; Michael D. Ellwein, 25,000 options for a potential payment of $95,875; Robert J. Erra, 21,668 options for a potential payment of $87,847; Paulita M. LaPlante, 30,000 options

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          for a potential payment of $179,805; and Kurt C. Wheeler, 30,000 options for a potential payment of $179,805;

     .    under their individual severance agreements, Randy D. Lindholm, John
          F. Howe, Stephen J. Williams and Lewis P. Chapman, who are all executive officers of VidaMed, are each entitled to certain cash payments and other benefits if they terminate their employment or their employment is terminated without cause after the completion of the merger; and

     . in connection with the merger, certain executive officers of VidaMed may enter into employment or consulting agreements with Medtronic. It is not certain at this time which, if any, of VidaMed's officers will enter into these agreements.